UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 8, 2016

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904	46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road
Scottsdale, Arizona 85260
(Address of principal executive offices, including zip code)

(480) 505-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 8, 2016, GoDaddy Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The stockholders voted on the following proposals at the Annual Meeting:

1.	To elect three Class I directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016;

3.	To approve on an advisory basis the compensation of the named executive officers; and

4.	To approve on an advisory basis the frequency of future advisory votes on the compensation of named executive officers.
For more information about the foregoing proposals, see the Company’s proxy statement, filed with the Securities and Exchange Commission on April 28, 2016.
The voting results for each of the proposals are as follows:
1. Election of Directors

Nominee	For	Withheld	Broker Non-votes
Blake J. Irving	146,031,514	4,981,778	2,120,017
Charles J. Robel	150,174,351	838,941	2,120,017
John I. Park	144,341,987	6,671,305	2,120,017
Each director nominee was duly elected to serve until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified, subject to earlier resignation or removal.
2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
153,075,400	55,563	2,346	0
The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
3. Advisory Vote on Executive Compensation

For	Against	Abstained	Broker Non-votes
150,882,758	126,625	3,909	2,120,017
The stockholders approved the compensation of the Company's named executive officers.
4. Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation

One Year	Two Years	Three Years	Abstained	Broker Non-votes
149,707,784	4,955	1,296,989	3,564	2,120,017
Based on the votes set forth above, the stockholders advised that they were in favor of one year as the frequency of holding an advisory vote on the compensation of named executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	June 9, 2016	/s/ Nima Kelly
Nima Kelly
Executive Vice President & General Counsel